AMENDMENT NO. 2 TO SUPPLY AGREEMENT

(Adams Granite Co., Inc.)

    This Amendment No. 2 to Supply Agreement is made this 16th day of January 2007, by and among ROCK OF AGES CORPORATION, a Delaware corporation with its principal office located at 772 Graniteville Road, Graniteville, Vermont 05654 ("ROCK"); and ADAMS GRANITE CO., INC. a Vermont corporation ("Adams").

RECITALS:

    WHEREAS, ROCK and Adams entered into a Supply Agreement dated January 11, 2002, as amended on January 1. 2004 ("Supply Agreement");

    WHEREAS, ROCK and Adams acknowledge that ROCK placed orders in 2006 totaling $1,800,000, which was $225,000 less than the required Minimum Order for 2006; and

    WHEREAS, Adams has agreed to waive ROCK's failure to meet the Minimum Order for 2006, subject to the terms and conditions set forth below, and accordingly the parties desire to amend the Supply Agreement in accordance with the terms set forth below.

    NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are herein acknowledged, the parties agree as follows:

    1.    Adams hereby waives ROCK's failure to meet the Minimum Order required under Section 3 of the Supply Agreement for 2006 and further waives the remedy for failure to meet the Minimum Order set forth in Section 4 of the Supply Agreement. ROCK and Adams each agree that the shortfall from the Minimum Order for 2006, namely, $225,000, shall be added to the Minimum Order obligation for 2007, so that the Minimum Order for 2007 shall be no less than $2,250,000. The Minimum Order as revised for 2007 shall apply only to 2007, and the Minimum Order as set forth in Amendment No. 1, Section 3 of the Supply Agreement shall apply for the final two years of the term of the Supply Agreement commencing January 1, 2008 and expiring January 10, 2009.

    2.    This Amendment No. 2 shall be effective as of January 1, 2007. Except as amended by this Amendment No. 2, ROCK and Adams hereby agree and acknowledge that the remainder of the Supply Agreement shall be unchanged and shall remain in full force and effect.

    IN WITNESS WHEREOF, the parties hereto have executed this agreement all as of the date first above written.

WITNESS	ROCK OF AGES CORPORATION

By: /s/ Kurt M. Swenson Kurt M. Swenson, Chairman/CEO

ADAMS GRANITE COMPANY, INC.

By: /s/Kerry F. Zorzi Kerry F. Zorzi, President